As filed with the Securities and Exchange Commission on March 30, 1998

                                   Registration No. 333-




                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-8

                        REGISTRATION STATEMENT

                                 UNDER

                      THE SECURITIES ACT OF 1933


                          McKESSON CORPORATION
        (Exact name of registrant as specified in its charter)


Delaware                                     94-3207296
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)



One Post Street
San Francisco, California                    94104
(Address of Principal Executive Offices)     (Zip Code)


           McKesson Corporation Deferred Compensation
                     Administration Plan II
                      (Full Title of Plan)


Nancy A. Miller                         Ivan D. Meyerson
Vice President and                      Vice President and
 Corporate Secretary                     General Counsel
One Post Street                         One Post Street
San Francisco, CA 94104                 San Francisco, CA 94104
(Name and address of agents for service)

                         (415) 983-8300
(Telephone number, including area code, of agents for service)

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

H:\WPDATA\DOCS\S8-RPT/S8-DCAP.98
                    CALCULATION OF REGISTRATION FEE




                                     Proposed
Title of                  Proposed   Maximum
Securities     Amount to  Maximum    Aggregate     Amount of
to be          be Regis-  Offering   Offering      Registra-
Registered     tered      Price      Price*        tion Fee
-----------------------------------------------------------
General     $20,000,000  $20,000,000 $20,000,000   $5,900
Obligations
of McKesson Corporation
under the McKesson
Corporation Deferred
Compensation Administration
Plan II in the principal
amount of $20,000,000
---------------------------


* Pursuant to Rule 457(h), this registration statement covers the principal amount of $20,000,000 and the registration fee is based upon such principal amount.




























INFORMATION REQUIRED PURSUANT TO
GENERAL INSTRUCTION E TO FORM S-8



General Instruction E Information

     The Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     The Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on January 31, 1996 (File
No. 333-00611), is hereby incorporated by reference.

Incorporation of Certain Documents by Reference

     The following documents previously filed or to be filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     (a)  Annual Report on Form 10-K for the fiscal year ended
          March 31, 1997.

     (b)  Quarterly Reports on Form 10-Q for the quarters ended
          June 30, September 30 and December 31, 1997.

     (c) Current Reports on Form 8-K dated November 22, 1996 (as amended by Amendment No. 1 on Form 8-K/A, filed on January 21, 1997 as further amended by Amendment No. 2 on Form 8-K/A, filed on April 28, 1997), April 7, 1997, June 13, 1997, June 24, 1997, September 5, 1997,
          September 24, 1997, October 31, 1997, February 24, 1998, and March 19, 1998.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.







                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 30th day of March 1998.

                                   McKESSON CORPORATION
                                   (Registrant)




                                   By:/s/ Nancy A. Miller
                                   Nancy A. Miller
                                   Vice President and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of March
1998.



Signature                Title
---------                -----


*
-----------------
Mark A. Pulido           President and
                         Chief Executive Officer and Director
                         (Principal Executive Officer)


*
-----------------
Richard H. Hawkins       Vice President and
                         Chief Financial Officer
                         (Principal Financial Officer)


*
-----------------
Heidi E. Yodowitz        Controller
                         (Principal Accounting Officer)


*
-----------------
Alan J. Seelenfreund     Director, Chairman of the Board


*
-----------------
Mary G.F. Bitterman      Director



*
-----------------
Tully M. Friedman        Director


*
-----------------
David S. Pottruck        Director


*
----------------
John M. Pietruski        Director


*
----------------
Carl E. Reichardt        Director


*
----------------
Jane E. Shaw             Director


*
----------------
Robert H. Waterman, Jr.  Director



*By:/s/Nancy A. Miller
-----------------------
Nancy A. Miller
(Attorney-in-Fact)







                        INDEX TO EXHIBITS



Exhibit
 No.                Description
----------------------------------------------------------------

5*        Opinion of Ivan D. Meyerson, Vice President and General
          Counsel of the Registrant, as to the legality of the securities being registered.

5.1*      Opinion of Liza G. Ring, Senior Counsel of the
          Registrant, as to compliance with requirements of ERISA.

23*       Independent Auditors' Consent

23.1*     Consent of Ivan D. Meyerson, Vice President and General
          Counsel of the Registrant, is included in Exhibit 5 to this Registration Statement.

23.2*     Consent of Liza G. Ring, Senior Counsel of the
          Registrant, is included in Exhibit 5.1 to this Registration Statement.

24* Powers of Attorney pursuant to which certain officers and directors of the registrant signed this Registration Statement.




--------------------
* Filed herewith


















                                             EXHIBITS 5 and 23.1


March 30, 1998


Securities and Exchange Commission
File Desk, Room 1004
450 Fifth Street, NW
Washington, DC 20549


Ladies and Gentlemen:

McKesson Corporation (the "Company") is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 for the purpose of registering under the Securities Act of 1933, as amended, additional General Obligations of the Company in the principal amount of $20,000,000 pursuant to the Company's Deferred Compensation Administration Plan II.

As General Counsel of the Company, I have examined such documents and such matters of fact and law as I have deemed necessary for the purpose of rendering the opinion expressed herein.

Based upon the foregoing, I am of the opinion that the additional
General Obligations of the Company described above will be duly authorized, validly issued, fully paid and non-assessable.

Pursuant to the requirements of the Securities Act of 1933, as amended, I hereby consent to the filing of this opinion as an exhibit to the registration statement referred to above, including any amendments thereto.

Very truly yours,





/s/Ivan D. Meyerson
Vice President and General Counsel











                                             EXHIBIT 5.1 and 23.2



March 30, 1998


Securities and Exchange Commission
File Desk, Room 1004
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

In connection with the filing of a Registration Statement on Form S-8, I have been asked for my opinion that the McKesson Corporation Deferred Compensation Administration Plan II (the "Plan") continues to meet the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
The Plan is subject only to the provisions of Parts 1 and 5 of Title I of ERISA.

In connection with this request, I note that Parts 1 and 5 of Title I of ERISA do not impose any substantive requirements regarding the documentation of unfunded plans of deferred compensation covering only a select group of management or highly compensated employees, such as the Plan. Accordingly, I am of the opinion that the terms of the Plan are in compliance with the applicable provisions of ERISA.

Pursuant to the requirements of the Securities Act of 1933, as amended, I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above, including any amendments thereto.

Very truly yours,





/s/Liza G. Ring
Senior Counsel








                                                       EXHIBIT 23





                     INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of McKesson Corporation ("McKesson") on Form S-8 of our report dated May 16, 1997 on McKesson's consolidated financial statements and consolidated supplementary financial schedule, both such reports appearing in the Annual Report on Form 10-K of McKesson Corporation for the year ended March 31, 1997, and our report on FoxMeyer Corporation's consolidated financial statements dated June 28, 1996 (March 18, 1997 as to paragraph seven of Note Q), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the sale of the principal assets of FoxMeyer Corporation and its Chapter 7 bankruptcy filing, appearing in the Current Report on Form 8-K/A of McKesson Corporation filed with the Securities and Exchange Commission on April 28, 1997.



/s/DELOITTE & TOUCHE LLP





DELOITTE & TOUCHE LLP
San Francisco, California
Dallas, Texas



March 27, 1998














                                                       EXHIBIT 24




                           POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

          WHEREAS, McKesson Corporation, a Delaware Corporation (the "Company"), contemplates filing with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, a Registration Statement on Form S-8 (and amendments thereto, including post-effective amendments), registering additional General Obligations of the Company under the Company's Deferred Compensation Administration Plan II; and

          WHEREAS, the undersigned is an officer or director, or both, of the Company,

           NOW, THEREFORE, the undersigned hereby constitutes and appoints Ivan D. Meyerson and Nancy A. Miller, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign the aforementioned Registration Statement and any and all amendments (including post-effective amendments) thereto and other documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 30th day of March, 1998.



/s/Mark A. Pulido



/s/Richard H. Hawkins



/s/Heidi E. Yodowitz



/s/Alan J. Seelenfreund



/s/Mary G.F. Bitterman



/s/Tully M. Friedman



/s/John M. Pietruski



/s/David S. Pottruck



/s/Carl E. Reichardt



/s/Jane E. Shaw



/s/Robert H. Waterman, Jr.



















March 30, 1998



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, DC 20549-1004

Re:  McKesson Corporation - Direct Transmission
     Form S-8 Registration Statement
     Additional General Obligations Under McKesson Corporation
     Deferred Compensation Administration Plan II in the
     Principal Amount of $20,000,000

Ladies and Gentlemen:

On behalf of McKesson Corporation (the "Company"), and in connection with the registration of additional General
Obligations of the Company under the Company's Deferred
Compensation Administration Plan II in the principal amount of $20,000,000, we transmit herewith for filing under the Securities
Act of 1933, as amended, the Company's registration statement on Form S-8, together with all exhibits.

Payment of the registration fee in the amount of $5,900 was remitted by wire transfer to the Commission's account at Mellon
Bank in Pittsburgh, PA on March 27, 1998.

Should you have any questions concerning this filing, please telephone me collect (tel. (415) 983-8301) or, in my absence, Ivan Meyerson, Vice President and General Counsel for the Company
(tel. (415) 983-8319).

Very truly yours,

McKESSON CORPORATION





By:/s/NANCY A. MILLER
Vice President and Corporate Secretary

NAM/DTI/it
cc:  New York Stock Exchange, Inc.
     Pacific Exchange, Inc.